Exhibit 99.3

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, John A. Scaldara, Jr., Chief Financial Officer (principal financial officer) of Columbia Bancorp (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN A. SCALDARA, JR.
John A. Scaldara, Jr.
Date: May 9, 2003